UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 or 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2015

SHORETEL, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33506	77-0443568
(Commission File Number)	(IRS Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 331-3300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The disclosures in Item 5.02(c) are incorporated herein by reference.

(c)

On August 21, 2015, the Board of Directors of ShoreTel, Inc. (“ShoreTel”) appointed Keith Jones as ShoreTel’s Principal Accounting Officer, effective immediately. Concurrently with Mr. Jones’ appointment as ShoreTel’s new Principal Accounting Officer, Michael E. Healy ceased to serve in the role, but will continue to serve as ShoreTel’s Chief Financial Officer.

Mr. Jones has served as our Worldwide Corporate Controller since January 2011. Prior to joining ShoreTel, from March 2010 to August 2010, Mr. Jones served as the Chief Financial Officer and Vice President of Finance and Administration, at RiseSmart, Inc. an outplacement and career transition company. From July 2003 to March 2010, Mr. Jones was the Chief Financial Officer and Vice President of Finance at PDF Solutions, an integrated circuit design and manufacturing company.  Prior to this, Mr. Jones was the Assistant Controller at Interwoven, a content management software company, from September 2011 to July 2003, and the Corporate Controller at e-Time Capital, Inc., a business application software company, from April 2000 to July 2001.  Mr. Jones began his career in the audit department of Deloitte & Touche LLP. Mr. Jones holds a B.S. in Business Administration, Accounting from California State University, Fresno.

The offer letter that Mr. Jones entered into with ShoreTel in connection with his employment as our Worldwide Corporate Controller remains unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

By:	/s/ Allen Seto
VP and General Counsel

Date:	August 26, 2015